THE THIRD POINT REINSURANCE LTD.
2013 OMNIBUS INCENTIVE PLAN
EMPLOYEE PERFORMANCE RESTRICTED SHARES
AWARD NOTICE
[employee]
[Address]
[address]

You have been granted the number of restricted shares (“Restricted Shares”), US$0.10 par value, of Third Point Reinsurance Ltd. (the “Company”), set forth below pursuant to the terms and conditions of the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan (the “Plan”) and the Employee Performance Restricted Shares Agreement (together with this Award Notice, the “Agreement”), subject to adjustment as provided in Section 5 of the Agreement. Copies of the Plan and the Performance Restricted Shares Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.
Restricted Shares:
Grant Date:
Vesting Date:

Performance Goals

Vesting will be based on achievement of the following corporate performance goal(s):

[signature page follows]

Third Point Reinsurance Ltd.

By:_________________________
Name:
Title:

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to Third Point Reinsurance Ltd. at the address stated herein, I hereby acknowledge receipt of the Agreement and the Plan, accept the Restricted Shares granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

_____________________________
[employee name]

______________________________
Date

THIRD POINT REINSURANCE LTD.
CHESNEY HOUSE
1ST FLOOR
96 PITTS BAY ROAD
PEMBROKE HM 06
BERMUDA
ATTENTION: GENERAL COUNSEL

EMPLOYEE PERFORMANCE RESTRICTED SHARES AGREEMENT
EMPLOYEE PERFORMANCE RESTRICTED SHARES AGREEMENT (the “Agreement”) dated as of the Grant Date set forth in the Notice of Grant (as defined below), by and between Third Point Reinsurance Ltd., a Bermuda exempted company (the “Company”), and the employee whose name appears in the Notice of Grant (the “Participant”), pursuant to the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.
1. Grant of Performance Restricted Shares. The Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of the number of performance restricted shares of the Company (the “Restricted Shares”) specified in the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan Performance Restricted Shares Grant Notice delivered by the Company to the Participant (the “Notice of Grant”). This Agreement is subordinate to, and the terms and conditions of the Restricted Shares granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. The Restricted Shares shall be considered a Performance Award under the Plan.
2.    Vesting of Restricted Shares.
(a)    Vesting. Except as otherwise provided in this Section 2, the Restricted Shares shall become vested, if at all, on the vesting date(s) set forth in the Notice of Grant (each, a “Vesting Date”), subject to the Participant’s continued provision of Services to the Company or any Subsidiary thereof through such date, and to the achievement of the Performance Goals (the “Goals”) established by the Committee pursuant to the Plan for the Restricted Shares for the performance period(s) (each a “Performance Period”) set forth in the Notice of Grant, as certified by the Committee. As soon as feasible after the end of the Performance Period, the Committee will determine whether the Goals have been satisfied, in whole or in part. Based upon the foregoing determination, the number of Restricted Shares will vest as of the Vesting Date on a percentage basis, as set forth in the Notice of Grant. Restricted Shares that have not vested by the Vesting Date in accordance with this Section 2 shall be forfeited. The period over which the Restricted Shares vest and continuing through the date on which the Committee determines whether the Goals have been satisfied is referred to as the “Restricted Period.”
(b)    Termination of Services.
(i)    Death or Disability. If a Participant’s Services to the Company terminate due to death or Disability prior to the Vesting Date, the Restricted Shares shall be deemed vested to the extent of the number of Restricted Shares that would have vested any time prior to the first anniversary following the date of the Participant’s death or the effective date of the Participant’s Termination of Service due to Disability, had the Participant’s Service continued through such anniversary, subject to the achievement of the Goals. Any remaining unvested Restricted Shares shall immediately be forfeited and cancelled effective as of the date of the Participant’s death or effective date of the Participant’s Termination of Service due to death or Disability.
(ii)    Retirement. If a Participant’s Services to the Company terminate due to Retirement prior to the Vesting Date, the Restricted Shares shall be deemed vested to the extent of the number of Restricted Shares that would have vested as of the Vesting Date had the Participant’s Service continued until the Vesting Date, subject to achievement of the Goals; provided, that if, upon or following the Participant’s Termination of Service due to Retirement, without the prior written consent of the Company, the Participant becomes employed by or provides consulting or other services to any Person other than the Company or a Subsidiary, all unvested Restricted Shares shall immediately be forfeited and cancelled effective as of the date of the Participant’s commencement of such Service. Any remaining unvested Restricted Shares shall immediately be forfeited and cancelled effective as of the date of the Participant’s Termination of Service due to Retirement.
(iii)    For Cause. If a Participant’s Services to the Company are terminated for Cause, all outstanding Restricted Shares, whether or not vested, shall immediately be forfeited and cancelled effective as of the date of the Participant’s Termination of Service.
(iv)    Any Other Reason. If a Participant’s Services to the Company terminate for any reason other than death, Disability, Retirement or Cause prior to the Vesting Date, all unvested Restricted Shares shall immediately be forfeited and cancelled effective as of the date of the Participant’s Termination of Service.
(c)    Change in Control. In the event of a Change in Control, then the Restricted Shares shall vest immediately prior to the Change in Control to the extent of the number of Restricted Shares that would vest based on achievement of the Goals determined based on performance achieved through the end of the fiscal quarter ending immediately prior to the Change in Control, and any remaining unvested Restricted Shares shall be forfeited and cancelled effective immediately prior to the Change in Control.
(d)    Committee Discretion. Notwithstanding anything contained in this Agreement to the contrary, the Committee, in its sole discretion, may accelerate the vesting with respect to any Restricted Shares under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.
3.    Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Participant may not sell the Restricted Shares that become vested unless such Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such Shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such Shares must also comply with other applicable laws and regulations governing the Shares and Participant may not sell the Shares if the Company determines that such sale would not be in material compliance with such laws and regulations.
4.    Participant’s Rights with Respect to the Restricted Shares.
(a)    Restrictions on Transferability. During the Restricted Period, the Restricted Shares granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death.
(b)    Rights as Shareholder; No Dividends on Unvested Restricted Shares. The Participant shall be the record owner of the Restricted Shares until the Shares are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares. Notwithstanding the foregoing, the Participant shall not be entitled to receive any dividends or other distributions paid with respect to such shares until the Vesting Date (and only to the extent the Restricted Shares become vested as of such date). If the Participant forfeits any rights he has under this Agreement in accordance with Section 2, the Participant shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Restricted Shares and shall no longer be entitled to vote or receive dividends on such Shares.
(c)    Shares Certificates. The Company may issue shares certificates or evidence the Participant’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any shares certificates that are issued shall be retained by the Company until such time as the Restricted Shares vest.
5.    Adjustment in Capitalization. The number, class, Goals or other terms of any outstanding Restricted Shares shall be adjusted by the Board to reflect any extraordinary dividend, shares dividend, shares split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Shares in such manner as it determines in its sole discretion.
6.    Miscellaneous.
(a)    Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(b)    No Right to Continued Services. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries or Shareholders to terminate the Participant’s Services at any time, or confer upon the Participant any right to continue in the Services of the Company or any of its Subsidiaries.
(c)    Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.
(d)    Tax Withholding. The Company and its Subsidiaries shall have the right to deduct from all amounts paid to the Participant in cash (whether under the Plan or otherwise) any amount of taxes required by law to be withheld in respect of the Restricted Shares under the Plan as may be necessary in the opinion of the Company to satisfy tax withholding required under the laws of any country, state, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. The Company may require the recipient of the Shares to remit to the Company an amount in cash sufficient to satisfy the amount of taxes required to be withheld as a condition to the issuance of shares deliverable to the Participant upon vesting of the Restricted Shares. The Committee may, in its discretion, require the Participant, or permit the Participant to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company sell the least number of whole Shares having a Fair Market Value sufficient to satisfy all or part of the amount required to be withheld. The Company may defer delivery of the Shares until such requirements are satisfied.
(e)    Section 83(b) Election. The Participant may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Shares. Any such election must be made within thirty (30) days after the Grant Date. If the Participant elects to make a Section 83(b) Election, the Participant shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Participant agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.
(f)    Forfeiture, Cancellation and “Clawback” of Awards. The Participant shall forfeit and disgorge to the Company any Restricted Shares granted or vested and any gains earned or accrued due to the sale of any Shares to the extent required by Applicable Law or regulations in effect on or after the Effective Date, including Section 304 of the U.S. Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act. For the avoidance of doubt, the Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder. The implementation of policies and procedures pursuant to this Section 6(f) and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards. Awards granted under the Plan (and gains earned or accrued in connection with Awards) shall also be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time and communicated to Participants. Any such policies may (in the discretion of the Administrator or the Board) be applied to outstanding Awards at the time of adoption of such policies, or on a prospective basis only.
(g)    Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
(h)    Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Restricted Shares evidenced hereby, the Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; (d) that the value of the Restricted Shares is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Shares is unknown and cannot be predicted with certainty.
(i)    Employee Data Privacy. By entering into this Agreement and accepting the Restricted Shares evidenced hereby, the Participant: (a) authorizes the Company, any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (b) waives any data privacy rights the Participant may have with respect to such information; and (c) authorizes the Company and its agents to store and transmit such information in electronic form.
(j)    Consent to Electronic Delivery. By entering into this Agreement and accepting the Restricted Shares evidenced hereby, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Shares via Company website, email or other electronic delivery.
(k)    Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(l)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.